Designated Filer:	FEINBERG LARRY N
Issuer & Ticker Symbol:	Hansen Medical, Inc. [HNSN]
Date of Event Requiring Statement: August 25, 2014

Joint Filer Information and Signatures

Joint Filers:
1.	Name:	Oracle Partners, L.P.
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

August 25, 2014
		By: /s/ Larry N. Feinberg	Date
Name: Larry N. Feinberg
Title: Managing Member

2.	Name:	Oracle Associates, LLC
	Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE ASSOCIATES, LLC

August 25. 2014
		By: /s/ Larry N. Feinberg	Date
Name: Larry N. Feinberg
Title: Managing Member